UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2023, Axsome Malta Ltd., a Malta limited company (“Axsome Malta”), a wholly-owned subsidiary of Axsome Therapeutics, Inc. (the “Company”), entered into a License Agreement (the “License Agreement”) with Atnahs Pharma UK Limited (Pharmanovia), a company organized and existing under the laws of England and Wales (the “Licensee”), pursuant to which Axsome Malta will license certain Licensed Intellectual Property (as defined in the License Agreement) to the Licensee and grant an exclusive license to Licensee in the Territory (as defined in the License agreement to include Europe and certain countries in the Middle East and Africa) for use of the Licensed Intellectual property for the development and commercialization of the Company’s Licensed Products (as defined in the License Agreement and which includes the Company’s product Sunosi®).

Under the terms of the License Agreement, Axsome Malta will receive from Licensee (i) an upfront payment of €62.0 million ($66.2 million) promptly upon signing within the time period set forth in the License Agreement, (ii) sales-based and other milestones totaling up to €94.5 million ($101.1 million) and (iii) with respect to the sales of the Licensed Products (as defined in the License Agreement) made during the applicable Royalty Terms (as defined in the License Agreement), a royalty percentage in the mid-twenties on Net Sales from the sale of the Licensed Products in the Territory. The License Agreement also provides for certain standard transitional services to be provided for a short period of time as set forth in the License Agreement by Axsome Malta for the benefit of Licensee.

The License Agreement is effective upon signing. Unless earlier terminated, the License Agreement will continue in effect until the expiration of the Licensee’s royalty obligations. The License Agreement may be terminated by either party for a material breach by the other party, subject to notice and cure provisions, or in the event of the other party’s insolvency. In the License Agreement, each party made customary representations and warranties and agreed to customary covenants, including, without limitation, with respect to indemnification, for transactions of this type.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the License Agreement to be filed as an exhibit to the Company’s next applicable periodic report to be filed with the SEC.

Item 8.01 Other Events.

On February 22, 2023, the Company issued a press release announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axsome Therapeutics, Inc.

Date:	February 22, 2023	By:	/s/ Herriot Tabuteau, M.D.
		Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer